UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Strategic Storage Trust, Inc. (the “Registrant”) and eleven special purpose entities (the “Property SPEs”) wholly-owned by Strategic Storage Operating Partnership, L.P., the Registrant’s operating partnership, that hold eleven of its self storage facilities (the “Encumbered Properties”) entered into certain loan documents attached hereto as exhibits in connection with a loan obtained from The Citigroup Global Markets Realty Corp. (the “Citi Loan”). Please see Item 2.03 below for a description of the Citi Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 28, 2011, the Registrant, through the Property SPEs, entered into the Citi Loan in the principal amount of approximately $29.1 million. The proceeds from the Citi Loan will be used to repay the existing debt obligations of approximately $5 million related to two of the Encumbered Properties, to make future acquisitions of self storage facilities and for other general corporate purposes. The Citi Loan has a term of ten years and matures on February 6, 2021. The Citi Loan bears a fixed rate of 5.77% per annum on a 30-year amortization schedule. Payments of principal and interest are due on a monthly basis. The Registrant may prepay the Citi Loan without penalty in the last three months of the ten-year term.

The Citi Loan is secured by interests in each of the Encumbered Properties created pursuant to that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, Mortgage and Security Agreement, Open-End Mortgage and Security Agreement, Deed of Trust, Assignment of Leases and Rents and Security Agreement, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, each dated as of the date of the Citi Loan, executed and delivered by the relevant Property SPE as security for the Citi Loan and encumbering such Encumbered Property. These security instruments for each Encumbered Property are cross-collateralized and cross-defaulted with those related to the other Encumbered Properties.

The Registrant has guaranteed the obligations of the Property SPEs under the Citi Loan in certain limited circumstances set forth in the loan documents. The Citi Loan contains a number of other customary terms and covenants.

The description of the Citi Loan above is qualified in its entirety by the relevant promissory note, loan agreement and limited recourse guaranty attached hereto as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Promissory Note dated January 28, 2011

10.2	Loan Agreement dated January 28, 2011

10.3	Limited Recourse Guaranty dated January 28, 2011

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: February 3, 2011	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer